UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011
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CoroWare, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-33231	95-4868120
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1410 Market Street, Suite 200
Kirkland, Washington 98033
(Address of principal executive offices)

(800) 641-2676
(Registrant's telephone number, including area code)
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Copies to:

Gary L. Blum, Esq.
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
Phone: (213) 381-7450
Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On March 9, 2012, the Corporation filed the Certificate of Designation of the Rights and Preferences of Series E Convertible Preferred Stock of CoroWare, Inc.  with the Delaware Secretary of the State pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of one million (1,000,000) authorized shares of Series E Convertible Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”).

The foregoing description of the Series E Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Incorporation of the Corporation authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of Directors of the Corporation (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. On March 8, 2012 the Board approved by unanimous written consent an amendment to the Corporation’s Certificate of Designation to designate the rights and preferences of Series E Preferred Stock. On March 9, 2012, the Corporation filed the Certificate of Designation with the Delaware Secretary of State.   The foregoing description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Incorporation incorporated by reference and attached herein as Exhibit 4.1 to this Current Report on Form 8-k.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
4.1*	Certificate of Designation of Series E Convertible Preferred Stock filed with the Delaware Secretary of State on March 9, 2012.

COROWARE, INC.

Date: March 15, 2012	By:	/s/ Shanna Gerrard
Shanna Gerrard
Corporate Secretary